                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        ZENITH ELECTRONICS CORPORATION
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                        ZENITH ELECTRONICS CORPORATION
- -------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------
- --------------------------
 1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  [COPYWHITE]

                         ANNUAL MEETING--APRIL 26, 1994

                                                                  March 24, 1994

Dear Fellow Stockholder:

     Your Board of Directors and management cordially invite you to attend the Annual Meeting of Stockholders of Zenith Electronics Corporation to be held on Tuesday, April 26, 1994, at 9:00 a.m. at Zenith's corporate headquarters, 1000 Milwaukee Avenue, Glenview, Illinois.

     At this meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, stockholders are being asked to elect a Board of ten directors to serve for the coming year, to ratify the selection of Arthur Andersen & Co. as independent auditors for 1994, and to act on a stockholder proposal if properly presented at the meeting.

     It is very important that your shares are represented and voted at the meeting. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided for your convenience.

     On behalf of your Board of Directors.

                                            Sincerely,

                                        /S/ JERRY K. PEARLMAN

                                            Jerry K. Pearlman

                      PLEASE SIGN, DATE AND MAIL PROMPTLY
                            THE ENCLOSED PROXY CARD.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. THE IMMEDIATE RETURN OF YOUR PROXY WILL BE APPRECIATED.

                         ZENITH ELECTRONICS CORPORATION
            1000 MILWAUKEE AVENUE / / GLENVIEW, ILLINOIS 60025-2493

                            NOTICE OF ANNUAL MEETING

                                              Glenview, Illinois, March 24, 1994

To the Stockholders of ZENITH ELECTRONICS CORPORATION:

     The annual meeting of stockholders of ZENITH ELECTRONICS CORPORATION (the "Company"), a Delaware corporation, will be held at the principal executive offices of the Company, 1000 Milwaukee Avenue, Glenview, Illinois on April 26, 1994 at 9:00 A.M. for the following purposes:

          (1) To elect ten directors to hold office for a term of one year and thereafter until their successors shall have been duly elected and qualified.

          (2) To ratify the selection by the Board of Directors of Arthur Andersen & Co. as independent auditors for the Company for the year ending December 31, 1994.

          (3) To act on a stockholder proposal which is set forth and described in the attached proxy statement, if such proposal is properly presented at the meeting.

          (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The record date for stockholders entitled to notice of and to vote at the meeting is February 28, 1994, at the close of business. The transfer books will not be closed.

     A copy of the Company's annual report containing financial statements for the fiscal year ended December 31, 1993, was mailed to stockholders. That report is not incorporated herein and does not constitute a part of the proxy soliciting material.

     It is desirable that as many stockholders as possible be represented at the meeting, in person or by proxy. Whether or not you expect to attend the meeting in person, please sign, date and mail the enclosed proxy card, which is being solicited by the Board of Directors of the Company. Please act today! If you later wish to attend the meeting, you may then withdraw your proxy and vote your stock in person if you care to do so.

     Please sign, date and mail your proxy card in the enclosed postage-paid envelope.

                                            ZENITH ELECTRONICS CORPORATION

                                            David S. Levin, Secretary

                         ZENITH ELECTRONICS CORPORATION
                          PRINCIPAL EXECUTIVE OFFICES
            1000 MILWAUKEE AVENUE / / GLENVIEW, ILLINOIS 60025-2493

                                PROXY STATEMENT

     The Board of Directors of ZENITH ELECTRONICS CORPORATION (the "Company") has designated the persons named in the enclosed proxy as a proxy committee to represent the stockholders of the Company of record as of February 28, 1994, who do not attend the annual meeting of stockholders to be held April 26, 1994, but who desire to have their stock represented and voted. The proxy and this proxy statement were first mailed to stockholders on or about March 24, 1994.

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company. The proxy will be voted by the proxy committee named therein, but may be revoked at any time before it is exercised. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the Annual Meeting, by giving written notice of revocation to the Secretary prior to the Annual Meeting or by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to the Company, 1000 Milwaukee Avenue, Glenview, Illinois 60025-2493, Attention: David S. Levin, Secretary.

     A stockholder may, with respect to the election of directors (i) vote for the election of all ten nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating on the proxy. Withholding authority to vote for a director nominee has the legal effect of a vote against such director nominee. A stockholder may, with respect to each other matter specified in the notice of the meeting (i) vote "FOR" the matter,
(ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. A vote to abstain from voting on a matter has the legal effect of a vote against such matter. Shares will be voted as instructed in the proxy on each matter submitted to stockholders. If no instructions are given, the proxy committee will vote the shares for the election of all ten nominees named herein as directors, for the ratification of the selection of the Company's independent auditors and against the stockholder proposal if it is properly presented at the Annual Meeting.

     A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares.) Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority of the shares of common stock of the Company present in person or by proxy at the Annual Meeting and entitled to vote on such matter. Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of directors.

     If any person named in this proxy statement as a nominee for election as a member of the Board of Directors of the Company shall become unavailable for election for any reason, the proxy committee will vote the shares of stock represented by the proxies received by it for the election of such person as the Board of Directors of the Company shall approve in substitution for such nominee or the Board of Directors may elect not to fill the vacancy and reduce the number of directors.

                             ELECTION OF DIRECTORS

     The terms of all of the directors expire at the 1994 Annual Meeting. Mr. G. Ralph Guthrie, a director since 1984, died in July 1993 and his position on the board remained open.

     At its January 24, 1994 meeting, the Board nominated the following current directors for election to the Board for a one year term: Harry G. Beckner, T. Kimball Brooker, David H. Cohen, Charles Marshall, Gerald M. McCarthy, Andrew McNally IV, Albin F. Moschner, Jerry K. Pearlman and Peter S. Willmott. The Board also nominated Ilene S. Gordon, Senior Vice President-Total Quality Management/Corporate Development, Packaging Corporation of America, a Tenneco company, for election to the Board for a one year term. Seven of the ten nominees for election as directors are independent (neither current nor former employees of the Company).

     The affirmative vote of the holders of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the nominees.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                           DIRECTOR
              NAME                  AGE     SINCE                 BACKGROUND INFORMATION
- ---------------------------------   ---    --------    ---------------------------------------------
Harry G. Beckner.................   65       1973      Management Consultant since 1984. Also
                                                       Director of H.E. Butt Grocery Company and J.
                                                       Sainsbury's USA, Inc.

T. Kimball Brooker...............   54       1989      President, Barbara Oil Company (investments
                                                       and oil and gas exploration) since 1989;
                                                       Managing Director, Chicago Office, Morgan
                                                       Stanley & Co. Incorporated, 1978-1988. Also
                                                       Director of Boulevard Bancorp, Inc., Cutler
                                                       Oil & Gas Corporation, Arthur J. Gallagher &
                                                       Co. and Miami Corporation.

David H. Cohen...................   55       1990      Provost, Northwestern University since 1992;
                                                       Vice President for Research and Dean of the
                                                       Graduate School, Northwestern University
                                                       1986-1991.

Ilene S. Gordon..................   40         --      Senior Vice President-Total Quality Manage-
                                                       ment/Corporate Development since 1992; Vice
                                                       President and Area General Manager,
                                                       Containerboard Products, 1990-1992; Vice
                                                       President and General Manager, Specialty
                                                       Business, 1988-1990, Packaging Corporation of
                                                       America, a Tenneco company (manufacturer of
                                                       packaging materials).

Charles Marshall.................   64       1990      Retired; Vice Chairman of the Board, American
                                                       Telephone and Telegraph Company, 1985-1989.
                                                       Also Director of Ceridian Corporation, GATX
                                                       Corporation, Grumman Corp., Hartmarx
                                                       Corporation, Sonat, Inc. and Sunstrand
                                                       Corporation.

Gerald M. McCarthy...............   52       1992      Executive Vice President, Sales and Marketing
                                                       and member of the Office of the Chairman
                                                       since 1993, Senior Vice President, Sales and
                                                       Marketing, and member of the Office of the
                                                       President 1991-1993, Zenith Electronics
                                                       Corporation; President, Zenith Sales Company
                                                       Division of Zenith since 1983.

                                           DIRECTOR
              NAME                  AGE     SINCE                 BACKGROUND INFORMATION
- ---------------------------------   ---    --------    ---------------------------------------------
Andrew McNally IV................   54       1990      Chairman and Chief Executive Officer since
                                                       1993, President and Chief Executive Officer
                                                       1978-1993, Rand McNally & Company (printing,
                                                       publishing and map making). Also Director of
                                                       Allendale Mutual Insurance Company, Hubbell
                                                       Incorporated, The Latin American Discovery
                                                       Fund, Inc. and Mercury Finance Co.
Albin F. Moschner................   41       1992      President and Chief Operating Officer and
                                                       member of the Office of the Chairman since
                                                       1993, Senior Vice President, Operations and
                                                       member of the Office of the President
                                                       1991-1993, Zenith Electronics Corporation;
                                                       Chief Operating Officer, Tricord Systems
                                                       Inc., (computer manufacturer) 1990-1991;
                                                       Chief Operating Officer, ETA Systems, Inc.,
                                                       (computer manufacturer) 1988-1989; Assistant
                                                       General Manager, Rochester site,
                                                       International Business Machines Corp.
                                                       1984-1988. Also Director of Pella
                                                       Corporation.
Jerry K. Pearlman................   54       1983      Chairman and Chief Executive Officer since
                                                       1993, Chairman, President and Chief Executive
                                                       Officer 1983-1993, Zenith Electronics
                                                       Corporation. Also Director of First Chicago
                                                       Corporation and its subsidiary The First
                                                       National Bank of Chicago, and Stone Container
                                                       Corporation.
Peter S. Willmott................   56       1990      Chairman of the Board, MacFrugal's Bargains
                                                       -Close-outs Inc. (retailing) since 1990;
                                                       Chairman and Chief Executive Officer,
                                                       Willmott Services, Inc. (retailing,
                                                       consulting and investing) since 1989;
                                                       Chairman, President and Chief Executive
                                                       Officer, Carson Pirie Scott & Company (retail
                                                       and food service industries), 1983-1989. Also
                                                       Director of Browning-Ferris Industries, Inc.,
                                                       Federal Express Corporation, International
                                                       Multifoods Corporation, Maytag Corporation
                                                       and Morgan Keegan & Company, Inc.

BOARD OF DIRECTORS, COMMITTEES AND DIRECTORS' COMPENSATION

     To permit the Board of the Company to more efficiently discharge its duties, the Company has four standing Board Committees: the Audit Committee; the Organization and Compensation Committee; the Executive Committee; and the Nominating Committee. The entire membership of each of these committees, including the Chairman, consists of independent directors. Committee membership and functions are set out below.

     The Audit Committee of the Board of Directors, which currently consists of Messrs. McNally (Chairman), Beckner and Brooker, met four times in 1993. The Committee nominates the Company's independent auditors and reviews the auditing engagement, the fees charged by the independent auditors and the Company's internal auditing program.

     The Organization and Compensation Committee, which currently consists of Messrs. Willmott (Chairman), Cohen and Marshall, met three times in 1993. The Committee establishes compensation policies, as well as salary ranges, salaries and incentive awards for executives. In addition, the Committee approves employment contracts and authorizes grants of stock and stock options under Zenith stock incentive plans.

     The Executive Committee, which currently consists of Messrs. Brooker (Chairman), McNally and Willmott, met eleven times in 1993. When the Board is not in session, the Executive Committee has all of the authority of the Board except with respect to amendments of the articles of incorporation or by-laws, mergers, dispositions of substantially all of the assets of the Company, dissolution of the Company, declaration of dividends or the election, compensation or removal of officers of the Company or members of the Committee. In October, 1992, the Board changed its regular meeting schedule from quarterly to monthly and established a Finance Committee comprised exclusively of independent directors. In August 1993, the Finance Committee was established as the Executive Committee and, in addition to the aforesaid authority, carried on the functions formerly assigned to the Finance Committee. The functions of the Finance Committee were to review and provide advice on financial issues, review forecasts, budgets and financing plans, approve terms and conditions of any debt, equity or other financing, review proposed agendas for meetings of the Board and determine the form and scope of historical and forward-looking financial data and the frequency with which such data is supplied to the Board. The Executive Committee meets with management at least once during the period between regular monthly board meetings. During 1993, it met eight times as the Finance Committee and three times as the Executive Committee.

     The Nominating Committee, which currently consists of Messrs. Willmott (Chairman), Cohen and McNally, met once in 1993. The duties of the Nominating Committee are to review Board membership requirements, review potential candidates and propose nominees for the Board. The Committee will consider nominees recommended by stockholders if such recommendations are submitted in writing, on a timely basis as provided in the Company's by-laws, accompanied by a description of the proposed nominees' qualifications and other relevant biographical information and an indication of the consent of the proposed nominee.

     The Company's Board of Directors met twelve times during 1993. All of the incumbent directors attended 93% or more of the meetings of the Board and of the committees of which they were members.

     Directors of the Company who are also employees receive no remuneration for serving on the Board. Directors who are not employees are compensated at the rate of $18,000 per year, payable in quarterly installments, plus 1,000 shares of Company stock per year to be issued annually on the first Tuesday of December, plus an option to purchase 2,000 shares of Company stock per year to be issued annually on the day following the annual meeting of stockholders at the market price on such date. The issuance of shares and options are provided for in the Non-Employee Directors' Stock Plan approved by stockholders in 1992. The Chairman of the Audit Committee and the Organization and Compensation Committee each receives $2,000 annually for serving in those capacities and the Chairman of the Executive Committee receives $25,000 annually. In addition, non-employee directors receive $1,000 for each Board meeting and for each Committee meeting attended, plus reimbursement of expenses. In 1987 the Company adopted a Contingent Compensation Plan for non-employee directors which was replaced by the Non-Employee Directors' Stock Plan in 1992. The number of phantom stock appreciation units granted to each named non-employee director in previous years under the Contingent Compensation Plan (all of which are vested) are as follows: Mr. Beckner, 5,000; Mr. Brooker, 3,000; Messrs. Cohen, Marshall, McNally and Willmott, 2,000. The units are valued at the closing price of the Company's stock on the date of grant. Participants are paid for each unit the amount by which the average price of a share of the Company's stock over the 20 trading days immediately preceding the distribution date exceeds the grant price. Distributions may be, at the election of the participant, in a lump sum, in five annual installments or ten annual installments commencing on the distribution date. Participants may elect a distribution date which is two years from the date of grant, or 30 days after the participant ceases to be a director, or a specified date not earlier than the participant's 65th birthday. No amounts have been distributed to current directors pursuant to the Contingent Compensation Plan.

     Directors also participate in the Directors' Retirement Plan which provides for an annual retirement benefit of $11,000, for directors who have served on the Board for five years who retire after the age of 62. For purposes of the Plan, years of service on the Board do not include periods during which the director is a salaried officer of the Company or a subsidiary. The benefit is payable in equal quarterly installments during the director's lifetime for a period equal to but not in excess of the number of years of service on the Board. In the event of a change in control of the Company, directors otherwise entitled to retirement benefits under the Plan are entitled to receive, in a lump sum, the discounted present value of those benefits.

     Directors who are not employees also have agreements with the Company which provide that in the event of a change in control of the Company, the directors will be paid a lump sum amount equal to the quarterly installments of their annual fee from the date of the change in control to the next scheduled annual meeting. "Change in control" for purposes of the agreements, the Directors' Retirement Plan and the Contingent Compensation Plan is defined as the acquisition by a third party of shares entitled to cast 25% or more of the votes that may be cast for directors, or a tender offer or other transaction resulting in the persons who were directors prior to the transaction ceasing to constitute a majority of the Board.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following lists the beneficial ownership of the Company's common stock, of all persons who are known by the Company, as of February 28, 1994, to beneficially own more than five percent of the outstanding shares of the common stock of the Company:

                                                                                              PERCENT
                                                                     AMOUNT AND NATURE          OF
             NAME AND ADDRESS OF BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP    CLASS(1)
- ---------------------------------------------------------------   -----------------------    ---------
The Crabbe Huson Company.......................................        2,010,200(2)             5.1%
121 S.W. Morrison
Portland, Oregon 97204

Reliance Financial Services Corporation........................        3,688,524(3)             8.5%
55 East 52nd Street
New York, New York 10055

The Zenith Profit Sharing Trust................................        3,161,137(4)             7.8%
First National Bank of Chicago, Trustee
One First National Plaza
Chicago, Illinois 60670

- ------------
(1) Percentages based on shares issued and outstanding on February 28, 1994.

(2) The Company has been informed by The Crabbe Huson Company that as of December 31, 1993 it had sole voting power and sole dispositive power with respect to all 2,010,200 shares.

(3) The Company has received from Reliance Financial Services Corporation a
    Schedule 13G which states that as of December 31, 1993 it had sole voting and dispositive power with respect to all shares based on the assumed conversion of 8.5% Senior Subordinated Convertible Debentures due 2000 (the Debentures). The percent of class is calculated assuming that Reliance Financial Services Corporation is the only holder of the Debentures that converts such Debentures.

(4) The Company has been informed by The First National Bank of Chicago that as of February 28, 1994 it shares voting and investment power with respect to all shares held as Trustee of The Zenith Profit Sharing Trust.

                         SECURITY OWNERSHIP OF MANAGEMENT

     The directors and executive officers of the Company as a group beneficially own 1.4% of the Company's common stock. No director or nominee for election as a director or executive officer owns in excess of 1% of the Company's common stock. Included in the following table is the number of shares of the Company's common stock beneficially owned by each director of the Company and each nominee for election as a director of the Company, each of the executive officers named in the Summary Compensation Table below and the directors and all executive officers of the Company as a group as of February 28, 1994.

                           AMOUNT AND NATURE OF
                           BENEFICIAL OWNERSHIP
                         -------------------------
                                      OBTAINABLE
                                     THROUGH STOCK
  NAME OF BENEFICIAL                    OPTION
          OWNER          OWNED(1)     EXERCISE(2)
- -----------------------  --------    -------------
Harry G. Beckner.......    3,300          4,000
T. Kimball Brooker.....    8,000          4,000
David H. Cohen.........    3,500          4,000
Ilene S. Gordon........        0              0
Charles Marshall.......    8,000          4,000
Gerald M. McCarthy.....   18,453 (3)     63,500
Andrew McNally IV......    5,000          4,000
Albin F. Moschner......    1,408         52,500

                           AMOUNT AND NATURE OF
                           BENEFICIAL OWNERSHIP
                         -------------------------
                                      OBTAINABLE
                                     THROUGH STOCK
  NAME OF BENEFICIAL                    OPTION
         OWNER           OWNED(1)     EXERCISE(2)
- -----------------------  --------    -------------
Jerry K. Pearlman......   66,368 (3)    182,500
Peter S. Willmott......   23,000          4,000
Kell B. Benson.........    5,077         15,000
John Borst, Jr.........    5,000         33,596
Directors and All
  Executive Officers as
  a Group (13
  persons).............  153,067        406,596

- ------------
(1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except for the restricted shares referred to in note 3.

(2) Includes shares of common stock which, as of February 28, 1994, were subject to outstanding stock options exercisable within 60 days.

(3) Includes restricted shares issued as described in Employment Agreements section below.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following Summary Compensation Table sets forth, for the periods indicated, the cash compensation and certain other components of compensation of those persons who were, at December 31, 1993, the chief executive officer of the Company and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                 LONG-TERM COMPENSATION AWARDS
                             -------------------------------------------    -------------------------------
                                                            OTHER            RESTRICTED       SECURITIES
NAME AND PRINCIPAL                                          ANNUAL             STOCK          UNDERLYING           ALL OTHER
      POSITION       YEAR    SALARY($)    BONUS($)    COMPENSATION($)(1)    AWARDS($)(2)    OPTIONS/SARS(#)    COMPENSATION($)(3)
- -------------------  ----    ---------    --------    ------------------    ------------    ---------------    ------------------
Jerry K.             1993    $ 450,000    $     0          $      0           $      0           35,000             $ 27,000
  Pearlman.........
Chairman and         1992      450,000          0                 0                  0           35,000               27,000
Chief Executive      1991      449,985          0                 0             97,500           30,000               26,999
  Officer
Albin F.             1993      231,667          0                 0                  0           15,000               13,900
  Moschner(4)......
President and        1992      202,500     96,000 (5)        53,342(6)               0           15,000                2,650
Chief Operating      1991       40,256     24,000 (5)             0                  0           40,000                    0
  Officer
Gerald M.            1993      191,333          0                 0                  0           15,000               11,480
  McCarthy.........
Executive Vice       1992      178,333          0                 0                  0           15,000               10,700
  President-
Sales and Marketing  1991      169,750     35,000                 0                  0           10,000               10,185
  and
President, Zenith
  Sales Company
John Borst Jr......  1993      156,000          0                 0                  0            8,000                9,360
Vice President-      1992      152,500          0                 0                  0            8,000                9,150
General Counsel      1991      147,083     23,200                 0                  0            8,000                8,825
Kell B. Benson.....  1993      154,485          0                 0                  0           10,000                9,269
Vice                 1992      150,125          0                 0                  0           10,000                9,008
  President-Finance
and
Chief Financial      1991      142,917     30,900                 0                  0           10,000                8,575
  Officer

- ------------

(1) Except as disclosed in note 6, Other Annual Compensation does not reflect the value of perquisites and other personal benefits since such compensation does not exceed minimum disclosure thresholds.

(2) The restricted stock value shown in the table for Mr. Pearlman is based on the closing price of the Company's common stock on the date of grant for 10,000 shares issued for performance under the 1991 management incentive plan. These shares vested on March 1, 1993. As of December 31, 1993, Mr. Pearlman held an aggregate 37,500 shares of restricted stock valued at $262,500, and Mr. McCarthy held an aggregate 10,000 shares of restricted stock valued at $70,000. All of the restricted stock held by Mr. Pearlman and Mr. McCarthy vest as described under "Employment Agreements."

(3) The amounts included in this column reflect the annual contribution to the Company's defined contribution plan for each Named Executive Officer and for Mr. Pearlman, contractual excess retirement benefits, as described in the Employment Agreements section below, in the amount of $12,850 for the year 1993.

(4) Mr. Moschner began his employment with the Company on October 21, 1991.

(5) Pursuant to a separate agreement with Mr. Moschner relating to his initial employment, bonuses in the amounts shown for 1991 and 1992 were guaranteed.

(6) Includes certain perquisites and personal benefits of which $47,277 is reimbursement of moving, housing and relocation costs incurred in connection with acceptance of employment with the Company.

EMPLOYMENT AGREEMENTS

     Mr. Pearlman has an employment agreement with the Company pursuant to which 37,500 shares of restricted stock were issued to him in 1987. The shares are subject to forfeiture upon occurrence of conditions described below. The restrictions will lapse as to one-fifteenth of such shares per year over a 15 year post-employment period. If Mr. Pearlman dies before the restrictions have lapsed as to all of the shares, then, as to those shares which remain subject to the restrictions, the Company may, at its option, either (a) repurchase such shares at the higher of the then market price or $20 per share with the purchase price being paid in installments over 15 years or such lesser number of years remaining in the post-employment period, or (b) waive all restrictions on the sale of such shares and pay to Mr. Pearlman's estate a lump sum equal to the excess, if any, of $20 per share over the market value of such shares on the date of death. If the shares with respect to which the restrictions lapse in a single year have a fair market value of less than $50,000, the Company will pay to Mr. Pearlman the difference between the fair market value of such shares and $50,000.

     Mr. McCarthy has an employment agreement with the Company pursuant to which 10,000 shares of restricted stock were issued to him in 1987. The shares are subject to forfeiture upon occurrence of the conditions described below. The restrictions will lapse as to one-fifteenth of such shares per year over a 15 year post-employment period. If Mr. McCarthy dies before the restrictions have lapsed as to all of the shares, then, as to those shares which remain subject to restrictions, the Company may, at its option, either (a) repurchase the shares at the higher of the then market price or $23.125 per share with the purchase price being paid in installments over 15 years or such lesser number of years remaining in the post-employment period, or (b) waive all restrictions on the sale of such shares and pay to Mr. McCarthy's estate a lump sum equal to the excess, if any, of $23.125 per share over the market value of such shares on the date of death.

     The agreements with Mr. Pearlman and Mr. McCarthy impose upon the employee an obligation to consult with and to refrain from competition with the Company during the post-employment period. If the employee violates his consulting agreement, engages in certain competitive activities without the consent of the Company, or is terminated by the Company for a violation of law which adversely affects the economic interests of the Company, then all stock which remains subject to restrictions will be forfeited. The agreements provide that there will be no forfeiture upon termination of employment for good reason (change in status, pay or benefits) after a change in control of the Company. Change in control is defined by reference to the termination and change of control agreements described below. The agreements limit the obligation to provide assistance and information to the Company to one business day per month and limit the obligation to refrain from competitive activities to a two-year period following termination of employment.

     All of the Named Executive Officers have employment agreements which provide a death benefit in the amount of one and one-half times the individual's salary during the period of employment and for a period of ten years thereafter. At the end of each of the ten years following the cessation of employment, the amount of death benefit decreases by ten percent of the original amount. The agreements also provide supplemental long-term disability benefits in the amount of two-thirds of the amount by which the individual's base salary exceeds the maximum insured salary under the Company's long-term disability program. The supplemental long-term disability benefits are currently limited to $52,000 per year. All of the employment contracts also provide that the Company will pay to the employee, pursuant to the contract, the amount by which the benefits payable under the Company's retirement plan ("Zenith Salaried Profit Sharing Retirement Plan") exceed the benefit limitations imposed by the Employee Retirement Income Security Act or the Internal Revenue Code.

TERMINATION AND CHANGE OF CONTROL AGREEMENTS

     The Company has recognized that corporate takeovers have a widespread distracting effect on management personnel of many corporations. Accordingly, in order to ensure the retention of key executive personnel and to alleviate the distracting effects of any change in corporate control, the Company, in common with many other corporations, has entered into agreements with selected key members of management.

     The agreements, which are outstanding with the Named Executive Officers, provide for severance pay and benefits in the event of termination of employment within two years after a change in control of the Company. The agreements define a change in control as either the acquisition by a third party of 25% or more of the voting power to elect directors or a change in majority of the Board of Directors resulting from a tender or exchange offer, merger or other business combination, sale of assets, contested election or any combination of such causes. The agreements define severance pay as the highest monthly salary in the three years preceding termination plus one-twelfth of the annual incentive award which the employee would have received in the year of termination assuming performance at the target award level.

     Under the agreements, severance pay and benefits will not be paid if employment is terminated because of death, retirement or disability, or by the Company for cause, or by the employee other than for good reason. The agreements provide for a lump sum payment equal to 36 months severance pay (reduced from 48 months in the Chief Executive Officer's agreement effective in December 1993). The agreements also provide that upon termination within 24 months after a change in control of the Company, the employee will receive: (1) an amount equal to the excess of the highest per share price paid pursuant to the tender or exchange offer or other change of control over the closing price of the Company's shares on the day such employee receives or issues a notice of termination times the number of shares owned by the employee; and (2) upon the extinguishment of the employee's stock option rights, an amount equal to the aggregate spread between the exercise price of all the employee's options (whether or not exercisable) and the higher of the closing price of the Company's shares on the date of the employee's termination or the highest per share price paid pursuant to the tender offer, exchange offer or other change in control. Other provisions of the agreements require the Company to maintain for the benefit of the employee, for a period of two years after his termination, all employee benefits including group medical and dental, health and accident, long term disability and group life insurance as well as any executive insurance program in which the employee was participating at the time of his termination. The agreements also provide that if, by reason of the federal income tax provisions imposing an excise tax on "excess parachute payments," the net after-tax proceeds to be realized by the individual would be increased by reducing the payments so that there were no excess parachute payments subject to the excise tax, then the payments shall be reduced so as to maximize the net after-tax proceeds to the individual. The Company is obligated under the agreements to reimburse the employee for legal fees and expenses incurred in successfully enforcing the agreement. If the Named Executive Officers had been terminated following a change in control on December 31, 1993, they would be entitled to receive the following amounts as severance pay and in consideration of stock option rights: Mr. Pearlman--$2,058,750; Mr. Moschner--$1,239,000; Mr. McCarthy--$888,500; Mr. Benson--$686,750; Mr. Borst--$633,900.

OPTION/SAR GRANTS IN 1993

     Shown below is information on grants of options to purchase common stock to the Named Executive Officers made in 1993. No stock appreciation rights (SARs) were granted to the Named Executive Officers during 1993.

                        NUMBER OF SECURITIES        PERCENT OF TOTAL       EXERCISE OR                GRANT DATE
                       UNDERLYING OPTIONS/SARS   OPTIONS/SARS GRANTED TO   BASE PRICE    EXPIRATION     PRESENT
        NAME                GRANTED(#)(1)           EMPLOYEES IN 1993       ($/SH)(2)       DATE      VALUE($)(3)
- ---------------------  -----------------------   -----------------------   -----------   ----------   -----------
Jerry K. Pearlman....           35,000                    8.3%                $7.25       2/23/2003    $ 169,881
Albin F. Moschner....           15,000                     3.6                 7.25       2/23/2003       72,806
Gerald M. McCarthy...           15,000                     3.6                 7.25       2/23/2003       72,806
John Borst Jr........            8,000                     1.9                 7.25       2/23/2003       38,830
Kell B. Benson.......           10,000                     2.4                 7.25       2/23/2003       48,537

- ------------
(1) All options granted and reported in this table have the following terms: each option vests over a two-year period, with 50% of the shares becoming exercisable at the beginning of the second year after the date of grant and with the entire option becoming exercisable at the end of the second year.

(2) Exercise price is the fair market value of the common stock on the date of grant.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. In calculating the grant date present values set forth in the table, a factor of 47% has been assigned to the volatility of the common stock based on the rolling 60 day daily stock market quotations for the two years preceding the date of grant, no dividend yield on the common stock has been assumed, the risk-free rate of return has been fixed at 5.92%, the rate for a ten year U.S. Treasury Note on the date of grant as reported in the New York Times, and the exercise of the options has been assumed to occur at the end of the actual option term of ten years. There is no assurance that these assumptions will prove to be true in the future. Consequently, the actual value, if any, an executive may realize will depend on the common stock price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

AGGREGATED OPTION/SAR EXERCISES IN 1993 AND YEAR-END OPTION/SAR VALUES

     Shown below is information concerning the exercise in 1993 of options to purchase Company common stock by the Named Executive Officers and the unexercised options to purchase Company common stock held by the Named Executive Officers at December 31, 1993.

                                                                                            VALUE OF UNEXERCISED
                                 SHARES                    NUMBER OF UNEXERCISED                IN-THE-MONEY
                                ACQUIRED                   OPTIONS/SARS AT FISCAL          OPTIONS/SARS AT FISCAL
                                   ON        VALUE              YEAR-END(#)                    YEAR-END($)(2)
                                EXERCISE    REALIZED    ----------------------------    ----------------------------
            NAME                  (#)        ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------------------   --------    --------    -----------    -------------    -----------    -------------
Jerry K. Pearlman............          0    $      0      147,500          52,500         $ 3,750           $ 0
Albin F. Moschner............     10,000      21,250       37,500          22,500          18,750             0
Gerald M. McCarthy...........          0           0       48,500          22,500           1,250             0
John Borst Jr................      8,000      20,000       25,596          12,000               0             0
Kell B. Benson...............          0           0       29,400          15,000           1,250             0

- ------------
(1) The value realized equals the aggregate amount of the excess of the closing price of the Company's common stock on the date of exercise over the exercise price.

(2) The value is calculated based on the aggregate amount of the excess of $7.00 (the closing price of the Company's common stock on December 31, 1993) over the applicable exercise prices.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the report of the Organization and Compensation Committee on 1993 executive compensation:

                                 BASE SALARIES

     Base salaries for Zenith executives represent compensation for the execution of defined job accountabilities. Using market data from several nationally recognized executive compensation surveys, base salaries and salary range midpoints are annually compared to peer level positions in companies of similar size in the electrical/electronics and consumer durables industries including some, but not all, of the companies used in the peer group in the performance graph below.

     The 1993 salary and range midpoint of each executive officer, including the Chief Executive Officer, were targeted below the relevant median salary of comparison group companies. In 1993, base salaries for all executives were frozen at 1992 levels. In August 1993, Messrs. Moschner and McCarthy were promoted to President and Chief Operating Officer and Executive Vice President-Sales and Marketing, respectively. Both individuals received promotional increases at that time.

                               ANNUAL INCENTIVES

     Annual incentives are the vehicle to recognize and reward accomplishments in a given year. Using the same survey sources as consulted for base salaries, annual incentive target awards are compared with peer level positions' awards in companies of similar size and industry. Target payouts for Zenith executives are defined as a percent of the relevant salary range midpoint. The percent of midpoint targets were set at median levels to the comparator group.

     The 1993 plan for the Named Executive Officers was based entirely on overall corporate performance versus targeted profit before taxes. The Organization and Compensation Committee established threshold, target and maximum goals for which there were payment opportunities. The 1993 threshold goal represented a significant performance improvement over 1992 results.

     The annual incentive plan for the Chief Executive Officer was the same as that for the other Named Executive Officers.

     This fiscal year's financial performance failed to meet the corporate financial threshold. Therefore, no bonus payments were made to any executives under this plan.

                              LONG TERM INCENTIVES

     The Zenith Stock Incentive Plan allows executives and key employees the opportunity to participate in the long term growth and financial success of the Company through earnings based entirely on common stock performance, thus linking the interests of the Company's employees with those of its shareholders. The Organization and Compensation Committee administers and authorizes grants under the plan. All stock options are non-qualified options, granted at the market price on the date of grant for a ten-year term. In 1991, the Committee reviewed data on the option grant practices of other large companies derived from a nationally recognized executive compensation survey and implemented guidelines calling for share awards designed to achieve long-term earnings of a targeted multiple of 2 to 2.5 times base pay over a 5 year period based on future stock price appreciation. In 1993, options were granted to the Chief Executive Officer and other Named Executive Officers based on the share award guidelines established in 1991.

                     1993 TAX LAW--IRS CODE, SECTION 162(M)

     The Omnibus Budget Reconciliation Act of 1993 limits the allowable deduction for compensation paid by a publicly-held corporation effective January 1, 1994. The limit which applies to up to 5 executives is $1 million per executive, per year, subject to certain defined exceptions.

     The Committee has considered the requirements of the law based on the information available through conference committee reports and proposed regulations. Under the transition rules provided in the regulations, stock option plans that meet the requirements under SEC Rule 16b-3 are deemed to meet the performance-based compensation exception and need not be amended until 1997.

     Pending further guidance from the Internal Revenue Service, the Company will retain its current mix of compensation elements for the Named Executive Officers (base salary, short-term and long-term incentives) and continue to utilize long term incentives (stock options) under the current stock incentive plan which meets the SEC Rule 16b-3 criteria and which expires in 1997. To ensure continued deductibility of future long-term grants, the Company intends to submit a new plan for shareholder approval at that time.

     This foregoing report was furnished by the members of the Organization and Compensation Committee.

                                            Peter S. Willmott, Chairman
                                            David H. Cohen
                                            Charles Marshall

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's cumulative total stockholder return on its common stock, for a five-year period (December 31, 1988 to December 31, 1993) with the cumulative total return of the Standard & Poor's 500 Stock Index (which includes the Company), and a peer group of companies selected by the Company for purposes of the comparison. The Company developed a group of peer issuers (whose stock is traded on the New York Stock Exchange) due to lack of an appropriate published industry peer group index. The peer group includes companies involved extensively in consumer electronics (Matsushita Electric Industrial Co. Ltd.; Sony Corp.; Philips Electronics N.V.; Emerson Radio Corp.) and consumer durables manufacturers operating primarily in North America (Maytag Corp.; Fedders Corp.).


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                     AMONG S&P 500, PEER GROUP AND ZENITH
                        FISCAL YEAR ENDING DECEMBER 31 (1)


     Measurement Period
     (Fiscal Year Covered)      S&P 500         PEER GROUP      ZENITH
1988                            100             100             100
1989                            131.69           94.47           67.11
1990                            127.60           64.97           34.87
1991                            166.47           65.96           38.82
1992                            179.15           55.78           30.92
1993                            197.21           83.32           36.84


     At the end of 1989, the Company sold its computer business, which in 1988 and 1989 accounted for approximately 50 percent of consolidated sales. Set forth below is a line graph comparing the Company's cumulative total stockholder return on its common stock for a four-year period (December 31, 1989 to December 31, 1993) with the cumulative return of the Standard & Poor's 500 Stock Index and the peer group.


               COMPARISON OF FOUR-YEAR CUMULATIVE TOTAL RETURN
                     AMONG S&P 500, PEER GROUP AND ZENITH
                        FISCAL YEAR ENDING DECEMBER 31 (1)


    Measurement Period
    (Fiscal Year Covered)       S&P 500         Peer Group      Zenith
1989                            100             100             100
1990                             96.90           68.77           51.96
1991                            126.42           69.82           57.84
1992                            136.05           59.09           46.08
1993                            149.76           88.62           54.90





- ------------
(1) Assumes that the value of the investment in Zenith common stock and each index was $100 on December 31, 1988 on the five-year stock performance comparison graph and December 31, 1989 on the four-year stock performance comparison graph, and that all dividends were reinvested.

                             SELECTION OF AUDITORS

     The Board of Directors of the Company has selected Arthur Andersen & Co. as independent public accountants to examine the consolidated financial statements of the Company for the year 1994 and to perform other accounting services. The firm of Arthur Andersen & Co., an international firm of public accountants, has performed such services for the Company since 1948. The Board of Directors considers this firm well qualified. If not otherwise specified, the proxies will be voted in favor of the selection of Arthur Andersen & Co. by the Board of Directors. Representatives of that firm will be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SELECTION OF AUDITORS.

     If the holders of a majority of the outstanding shares of common stock of the Company present at the meeting in person or by proxy and entitled to vote on the matter fail to ratify the selection of Arthur Andersen & Co. as independent auditors, the Board of Directors will consider the selection of another accounting firm.

                STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

     The Company has been advised by Messrs. Lewis D. and John J. Gilbert, 1165 Park Avenue, New York, New York 10128-1210 and Mr. Martin Glotzer, 7061 N. Kedzie Avenue, Chicago, Illinois 60645, that they will cause a resolution to be introduced at the Annual Meeting of Stockholders. Juliet G. Snyder and John J. Gilbert, as trustees under the will of Minnie D. Gilbert, hold of record 245 shares of the Company's stock and also represent additional family interests of 200 shares of the Company's stock. Mr. Glotzer holds of record 100 shares of the Company's stock. The text of their resolution and statement in support thereof is as follows:

     "RESOLVED: That the stockholders of Zenith Electronics Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she see fit.

                                    "REASONS

          "Continued very strong support along the lines we suggest was shown at the last annual meeting when 29%, 1,650 owners of 4,945,580 shares, were cast in favor of this proposal. The vote against included 1,620 unmarked proxies.

          "A law enacted in California provides that all state pension holding, as well as state college funds, invested in shares, must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

          "Also, the National Bank Act has provided for cumulative voting. Unfortunately, in so many cases companies get around it by forming holding companies without cumulative voting. Thus with so many banking failures the result is that tax payers have to make up the losses. Banking authorities have the rights to question the capability of directors to be on banking boards. Unfortunately, in so many cases authorities come in after and say the director or directors were not qualified. So there is no reason why this could not be done for corporations under the SEC and banking authorities.

          "It has increasingly been recognized that fair and equitable distribution of voting power is best secured when all the stockholders have the right of cumulative voting. This is the purpose of cumulative voting, it protects everyone, in our opinion.

          "Because of the normal need to find new directors to help end the continued losses of the company and the need for directors on the compensation committee, we think cumulative voting is the answer. In addition, some recommendations have been made to carry out the Valdez 10 points. The 11th should be to have cumulative voting and to end stagger systems of electing directors, in our opinion.

          "Alaska took away cumulative voting, over our objections, when it became a state. Perhaps, if the citizens had insisted on proper representation the disastrous Valdez oil spill may have been prevented if environmental directors were elected through cumulative voting.

          "Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example, in spite of still having a stagger system of electing directors, Ingersoll-Rand, which has cumulative voting, won two awards. In FORTUNE magazine it was ranked second as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." We believe Zenith should follow their example.

          "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THE STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

     Each director of the Company currently is elected by the holders of a majority of the shares of common stock of the Company present at the annual meeting. Cumulative voting, however, could allow a small group of stockholders to elect one or more directors. A director elected in this way would be the choice of and could represent the special interests of the stockholder group responsible for electing the director. The partisanship among directors and the voting on behalf of special interests that might result could interfere with the effective functioning of the Board and could be contrary to the interests of the Company and its stockholders as a whole.

     The Board of Directors continues to believe that directors should serve the best interests of the Company and all of its stockholders rather than the special interests of a small group of stockholders. The Board believes that the present system of voting, whereby directors are elected by the holders of a majority of the shares present at the annual meeting, provides the most effective management and the best assurance that the directors' decisions will be in the interests of all stockholders. The affirmative vote of a majority of the shares of common stock of the Company present or represented at the meeting and entitled to vote on this proposal is required to approve this proposal. The Board recommends that stockholders vote AGAINST this proposal.

                                 OTHER MATTERS

     As of the date of this proxy statement, the management does not know of any business other than that mentioned above which will be presented for consideration. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

     The solicitation of proxies for the meeting is being made by mail, although the Company may also use its officers and regular employees to solicit proxies from stockholders, personally or by telephone, telegraph or letter. Such persons will receive no additional compensation for such services. The cost of preparing, assembling and mailing this and any supplemental proxy material, and all other costs of this solicitation will be borne by the Company. Arrangements will be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has engaged D. F. King & Co., Inc. ("D.F. King") to provide advisory services, to assist in soliciting proxies and to provide materials to custodians, nominees and fiduciaries and has agreed to indemnify D.
F. King against certain liabilities. For such services, the Company will pay D.
F. King approximately $7,500, plus reasonable out-of-pocket costs and expenses.

                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     In order to be considered for inclusion in the Company's 1995 proxy statement, stockholder proposals must be received on or before November 19, 1994.

                 NUMBER OF SHARES OUTSTANDING AND VOTING RIGHTS

     The Company has 100,000,000 shares of common stock of $1 par value authorized of which 39,683,592 are outstanding and entitled to vote as of February 28, 1994. The holders of the common stock are entitled to one vote for each share held and may not cumulate votes for directors.

                                            By order of the Board of Directors

                                            David S. Levin, Secretary
March 24, 1994

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. STOCKHOLDERS ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE ACT TODAY!

                             SHAREHOLDERS' PROXY

                        ZENITH ELECTRONICS CORPORATION

                  1000 MILWAUKEE AVENUE, GLENVIEW, IL 60025


        The undersigned hereby directs The First National Bank of Chicago, as trustee of the Zenith Profit-Sharing Retirement Trust (the "Trustee"), to represent and vote, as designated below, either in person or by proxy appointing Michael J. Kaplan, David S. Levin and Stephen K. Weber or any of them, as proxies with full power of substitution or revocation, all the shares of common stock held of record on February 28, 1994 in the Zenith Stock Fund representing the undersigned's interest in such Fund, at the annual meeting of stockholders of Zenith Electronics Corporation to be held at 1000 Milwaukee Avenue, Glenview, Illinois on April 26, 1994 at 9:00 A.M., or any adjournment thereof on the election of directors, ratification of the selection of independent auditors, the shareholder proposal and on such other business as may properly come before the meeting.

        THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS AS MAY BE GIVEN ON THE REVERSE SIDE OF THIS PROXY CARD. IT IS UNDERSTOOD, HOWEVER, THAT THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, BUT AGAINST THE SHAREHOLDER PROPOSAL, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED. THE SPACES FOR YOUR VOTES AND SIGNATURE ARE SET FORTH ON THE REVERSE SIDE. PLEASE VOTE, SIGN AND RETURN PROMPTLY. THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                        (Continued and to be signed and dated, on reverse side)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3

1. Election of directors - Nominees: Harry G. Beckner,             3. Stockholder proposal regarding cumulative voting.
   T. Kimball Brooker, David H. Cohen, ILene S. Gordon,
   Charles Marshall, Gerald M. McCarthy, Andrew McNally                 FOR   /X/     AGAINST   /X/      ABSTAIN  /X/
   IV, Albin F. Moschner, Jerry K. Pearlman and Peter S.
   Willmott.

      FOR  all nominees   /X/      WITHHOLD   /X/
      (except as indicated)        AUTHORITY

(To withhold authority to vote for any nominee, strike out that nominee's name)

2. Selection of Arthur Andersen & Co. as independent auditors of the Company.

FOR /X/      AGAINST /X/      ABSTAIN /X/

- ---------------------------------------------------------------------------------------------------------------------------
                                                                   Please sign exactly as name appears hereon.

                                                                   DATED: ____________________________________, 1994

                                                                   _________________________________________________
                                                                               Signature of Stockholder

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED              VOTES MUST BE INDICATED   /X/
POSTAGE-PAID ENVELOPE.                                             (X) IN BLACK OR BLUE INK.

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
                             SHAREHOLDERS' PROXY

                        ZENITH ELECTRONICS CORPORATION

                  1000 MILWAUKEE AVENUE, GLENVIEW, IL 60025


        The undersigned hereby appoints Michael J. Kaplan, David S. Levin and
Stephen K. Weber or any of them, as proxies with full power of substitution or revocation, to represent and vote all the shares of common stock held of record on February 28, 1994, by the undersigned, at the annual meeting of stockholders of Zenith Electronics Corporation to be held at 1000 Milwaukee Avenue,
Glenview, Illinois on April 26, 1994 at 9:00 A.M., or any adjournment thereof on the election of directors, the ratification of the selection of independent auditors, the shareholder proposal and on such other business as may properly come before the meeting.

        THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS AS MAY
BE GIVEN ON THE REVERSE SIDE OF THIS PROXY CARD. IT IS UNDERSTOOD, HOWEVER,
THAT THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND THE
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, BUT AGAINST THE
SHAREHOLDER PROPOSAL, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED. THE SPACES
FOR YOUR VOTES AND SIGNATURE ARE SET FORTH ON THE REVERSE SIDE. PLEASE VOTE,
SIGN AND RETURN PROMPTLY. THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS.

                         (Continued and to be signed and dated, on reverse side)


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
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3

1. Election of directors - Nominees: Harry G. Beckner, T. Kimball             3. Stockholder proposal regarding cumulative voting.
Brooker, David H. Cohen, Ilene S. Gordon, Charles Marshall, Gerald M.
McCarthy, Andrew McNally IV, Albin F. Moschner, Jerry K. Pearlman and
Peter S. Willmott.

FOR all nominees      /X/          WITHHOLD     /X/                               For  /X/       Against   /X/      Abstain /X/
(except as indicated)              AUTHORITY

(To withhold authority to vote for any nominee, strike out that nominee's name)

2. Selection of Arthur Andersen & Co. as independent auditors of the Company.

      For  /X/       Against   /X/      Abstain /X/
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                          Please sign exactly as name appears hereon. Persons
                                                                          signing in a representative capacity should indicate
                                                                          their capacity. A proxy for shares held in a joint
                                                                          ownership should be signed by each owner. If a
                                                                          Corporation, please sign in full corporate name by
                                                                          President or other authorized officer.

                                                                          DATED: ____________________________________, 1994

                                                                          _________________________________________________
                                                                                     Signature of Stockholder

                                                                          _________________________________________________
                                                                                     Signature of Stockholder


PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED                     VOTES MUST BE INDICATED         /X/
POSTAGE-PAID ENVELOPE.                                                    (X) IN BLACK OR BLUE INK.

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